EXHIBIT 99.1

                        Press Release dated January 18, 2001


For further information contact:
                                                         Thomas E. Prince
                                                         Chief Financial Officer
                                                         (949)509-4440


                      DOWNEY ANNOUNCES ANOTHER RECORD YEAR


     Newport Beach, California - January 18, 2000 - Downey Financial Corp. (NYSE: DSL) reported that net income for 2000 totaled a record $99.2 million or $3.51 per share on a diluted basis. Included in the results was a $5.6 million after-tax gain from the sale of Downey's indirect automobile finance subsidiary in February 2000. Excluding the gain, net income for the year would have been $93.6 million or $3.32 per share on a diluted basis, up 46.8% from $63.8 million or $2.26 per share in 1999.

     Highlights of 2000 (excluding the gain from the sale of the indirect automobile finance subsidiary) compared to last year include:

     o    a 15.8% increase in assets and a 23.2% increase in deposits;
     o adjusted net income from banking operations of $89.2 million, up $35.4 million or 65.8%;
     o    an efficiency ratio of 46.2%, compared to 58.4%;
     o an adjusted return on average shareholders' equity of 16.20%, up from 12.70%; and
     o    non-performing assets of only 0.50% of total assets.

     Daniel D. Rosenthal, President and Chief Executive Officer commented, "We were very pleased with the performance this year within our banking operations which benefited from the significant growth over the past year in our loan portfolio thereby contributing to higher net interest income. Banking operations also benefited from declines in both general and administrative expense and provision for loan losses. This improved performance was reflected in a higher stock price for our shareholders, as our stock price increased 172% during the year."

     Mr. Rosenthal continued, "The recent decline in market interest rates is resulting in increasing borrower interest in fixed rate mortgages and a higher level of refinance activity. We stand ready to take advantage of this changing market and anticipate originating a higher volume of fixed rate loans for sale in the secondary market. Even though borrower preference is changing, we still anticipate a market for adjustable rate mortgages to add to our portfolio. There has been recent investor concern over potential problem loans for institutions that lend to California's major public utility companies. Downey does not have any loans to those entities."

     Net income for the fourth quarter of 2000 totaled $23.0 million or $0.81 per share on a diluted basis, up 15.9% from the $19.8 million or $0.70 per share reported in the same period a year ago. Net income from banking operations totaled $22.7 million and was $8.2 million or 56.6% above a year ago, while net income from real estate operations declined by $5.1 million to $0.3 million.

     Net interest income totaled $68.9 million in the fourth quarter of 2000, up $12.7 million or 22.5% from the same period last year. The improvement between fourth quarters reflected increases in both average earning assets and the effective interest rate spread. Average earning assets increased by $1.5 billion or 17.3% to $10.2 billion, while the effective interest rate spread increased to 2.71% from 2.59% in the fourth quarter of 1999. For 2000, net interest income totaled $262.5 million, up $55.0 million or 26.5% from a year ago.

     Provision for loan losses was $0.5 million in the current quarter, down from $3.3 million in the year-ago quarter. The allowance for loan losses declined from $38 million at December 31, 1999 to $34 million at December 31, 2000 due to the previously mentioned sale of the indirect automobile finance subsidiary. Net charge-offs totaled $0.1 million in the 2000 fourth quarter, down from $0.9 million a year ago. For 2000, provision for loan losses was $3.3 million and net charge-offs were $1.3 million. That compares to a provision for loan losses of $11.3 million and net charge-offs of $4.4 million in 1999.

     Total other income was $7.5 million in the fourth quarter of 2000, down $10.9 million from a year ago. The decline was primarily in the categories of income from real estate held for investment, loan servicing fees and net gains from the sales of loans and mortgage-backed securities. Income from real estate held for investment declined by $8.7 million, as net gains on sales and declines in valuation allowances totaled $0.4 million, compared to $8.4 million in the year-ago quarter. Loan servicing fees in the current quarter reflected a loss of $4.1 million compared to income of $0.4 million in the year-ago period. The current quarter loss resulted from a $5.0 million addition to the valuation allowance for mortgage servicing assets due to an increase in expected prepayments from the recent drop in mortgage interest rates. Net gains on sales of loans and mortgage-backed securities declined by $1.3 million to $1.1 million due to a lower volume of loans being sold. Partially offsetting those declines was a $3.9 million increase in loan and deposit related fees reflecting increases of $2.4 million in loan prepayment fees and $0.7 million in automated teller machine fees. For 2000, total other income was $50.6 million, down $8.7 million from a year ago despite the pre-tax gain from the sale of the indirect auto finance subsidiary of $9.8 million.

     Operating expense totaled $36.3 million in the current quarter, down $0.7 million from the fourth quarter of 1999. The decline was due to lower general and administrative costs even though current quarter expense included a $1.1 million one-time increase associated with an adjustment to an existing pension obligation. Excluding that one-time adjustment, general and administrative expense would have declined by $2.0 million or 5.5%. That decline was primarily due to lower costs associated with residential lending activities and the sale of the indirect automobile finance subsidiary. For 2000, operating expense totaled $137.5 million, down $7.4 million from 1999.

     At December 31, 2000, assets totaled $10.9 billion, up $1.5 billion or 15.8% from a year ago. Single family loan originations totaled $1.226 billion in the fourth quarter of 2000, down 21.2% from the $1.554 billion originated in the fourth quarter of 1999. Of the current quarter total, $890 million represented originations of loans for portfolio of which $211 million represented subprime credits. At year end, the subprime portfolio totaled $1.7 billion, with an average loan-to-value ratio at origination of 75% and, of the total, 71% represented "A-" credits. In addition to single family loans, $58 million of other loans were originated in the quarter.

     At December 31, 2000, deposits totaled $8.1 billion, up $1.5 billion or 23.2% from a year ago. During the quarter, one new traditional branch and six new in-store branches were opened, increasing total branches to 114, of which 49 were in-store. At year end, the average deposit size of our traditional branches was $108 million, while the average size of our in-store branches was $22 million.

     Non-performing assets increased $5 million during the quarter to $55 million or 0.50% of total assets. The increase was in single family residential loans, of which $2 million was associated with subprime credits.

     At December 31, 2000, Downey Financial Corp.'s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 6.42% and a risk-based capital ratio of 12.94%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

     Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

     For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

                    Downey Financial Corp. and Subsidiaries

                          Consolidated Balance Sheets


                                                                                      December 31,
                                                                               --------------------------
(Dollars in Thousands, Except Per Share Data)                                       2000         1999
---------------------------------------------------------------------------------------------------------
Assets
Cash .......................................................................   $   108,202   $   121,146
Federal funds ..............................................................        19,601             1
---------------------------------------------------------------------------------------------------------
 Cash and cash equivalents .................................................       127,803       121,147
U.S. Treasury securities, agency obligations and other investment securities
 available for sale, at fair value .........................................       305,615       171,823
Municipal securities held to maturity, at amortized cost (estimated market
 value of $6,534 at December 31, 2000 and $6,710 at December 31, 1999) .....         6,550         6,728
Loans held for sale, at lower of cost or market ............................       251,572       136,005
Mortgage-backed securities available for sale, at fair value ...............        10,203        21,719
Loans receivable held for investment .......................................     9,822,578     8,588,339
Investments in real estate and joint ventures ..............................        17,641        42,172
Real estate acquired in settlement of loans ................................         9,942         5,899
Premises and equipment .....................................................       104,178       107,978
Federal Home Loan Bank stock, at cost ......................................       106,356       102,392
Mortgage servicing rights, net .............................................        40,731        34,263
Other assets ...............................................................        90,694        69,075
---------------------------------------------------------------------------------------------------------
                                                                               $10,893,863   $ 9,407,540
=========================================================================================================

Liabilities and Stockholders' Equity
Deposits ...................................................................   $ 8,082,689   $ 6,562,761
Federal Home Loan Bank advances ............................................     1,978,348     2,122,407
Other borrowings ...........................................................           224           373
Accounts payable and accrued liabilities ...................................        54,236        45,682
Deferred income taxes ......................................................        33,730        23,899
---------------------------------------------------------------------------------------------------------
 Total liabilities .........................................................    10,149,227     8,755,122
---------------------------------------------------------------------------------------------------------

Company obligated  mandatorily  redeemable  capital securities of subsidiary trust holding solely junior subordinated debentures  of  the  Company
 ("Capital Securities") ....................................................       120,000       120,000

Stockholders' equity:
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
 outstanding none ..........................................................          --            --
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
 outstanding 28,205,741 shares at Dec. 31, 2000 and 28,148,409 shares at
 December 31, 1999 .........................................................           282           281
Additional paid-in capital .................................................        93,239        92,385
Accumulated other comprehensive income (loss)-unrealized gains (losses) on
 securities available for sale .............................................           687        (1,568)
Retained earnings ..........................................................       530,428       441,320
---------------------------------------------------------------------------------------------------------
 Total stockholders' equity ................................................       624,636       532,418
---------------------------------------------------------------------------------------------------------
                                                                               $10,893,863   $ 9,407,540
=========================================================================================================

                 Downey Financial Corp. and Subsidiaries

                    Consolidated Statements of Income

                                                                              Three Months Ended           Twelve Months Ended
                                                                                 December 31,                  December 31,
                                                                          -------------------------------------------------------
(Dollars in Thousands, Except Per Share Data)                                  2000           1999          2000           1999
---------------------------------------------------------------------------------------------------------------------------------
Interest income:
 Loans receivable .....................................................   $   203,336    $   156,771   $   760,538    $   519,006
 U.S. Treasury securities and agency obligations ......................         3,956          2,547        13,387          8,025
 Mortgage-backed securities ...........................................           184            364         1,060          1,638
 Other investments ....................................................         2,299          1,562         9,375          5,082
---------------------------------------------------------------------------------------------------------------------------------
  Total interest income ...............................................       209,775        161,244       784,360        533,751
---------------------------------------------------------------------------------------------------------------------------------
Interest expense:
 Deposits .............................................................       108,894         75,713       379,303        256,764
 Borrowings ...........................................................        28,903         26,208       130,419         64,161
 Capital securities ...................................................         3,041          3,041        12,163          5,348
---------------------------------------------------------------------------------------------------------------------------------
  Total interest expense ..............................................       140,838        104,962       521,885        326,273
---------------------------------------------------------------------------------------------------------------------------------
 Net interest income ..................................................        68,937         56,282       262,475        207,478
Provision for loan losses .............................................           511          3,253         3,251         11,270
---------------------------------------------------------------------------------------------------------------------------------
 Net interest income after provision for loan losses ..................        68,426         53,029       259,224        196,208
---------------------------------------------------------------------------------------------------------------------------------
Other income, net:
 Loan and deposit related fees ........................................         9,300          5,422        30,089         20,097
 Real estate and joint ventures held for investment, net:
  Operations, net .....................................................           678          5,376         6,683         10,430
  Net gains on sales of wholly owned real estate ......................           303          3,969         2,981          5,206
  (Provision for) reduction of losses on real estate and joint ventures           (36)           292          (866)         3,666
 Secondary marketing activities:
  Loan servicing fees .................................................        (4,113)           423        (3,628)         1,672
  Net gains (losses) on sales of loans and mortgage-backed securities .         1,112          2,366         3,297         14,806
 Net gains (losses) on sales of investment securities .................             2           --            (106)           288
 Gain on sale of subsidiary ...........................................          --             --           9,762           --
 Other ................................................................           299            558         2,342          3,113
---------------------------------------------------------------------------------------------------------------------------------
  Total other income, net .............................................         7,545         18,406        50,554         59,278
---------------------------------------------------------------------------------------------------------------------------------
Operating expense:
 Salaries and related costs ...........................................        21,743         22,342        82,522         86,163
 Premises and equipment costs .........................................         5,945          5,592        23,220         20,617
 Advertising expense ..................................................         1,121          1,675         4,786          8,595
 Professional fees ....................................................         1,274            938         3,319          2,502
 SAIF insurance premiums and regulatory assessments ...................           696          1,031         2,626          3,937
 Other general and administrative expense .............................         5,188          5,362        19,716         22,568
---------------------------------------------------------------------------------------------------------------------------------
  Total general and administrative expense ............................        35,967         36,940       136,189        144,382
---------------------------------------------------------------------------------------------------------------------------------
 Net operation of real estate acquired in settlement of loans .........           263             32           818             19
 Amortization of excess of cost over fair value of net assets acquired            114            120           462            474
---------------------------------------------------------------------------------------------------------------------------------
  Total operating expense .............................................        36,344         37,092       137,469        144,875
---------------------------------------------------------------------------------------------------------------------------------
Income before income taxes ............................................        39,627         34,343       172,309        110,611
Income taxes ..........................................................        16,632         14,507        73,058         46,807
---------------------------------------------------------------------------------------------------------------------------------
 Net income ...........................................................   $    22,995    $    19,836   $    99,251    $    63,804
=================================================================================================================================
PER SHARE INFORMATION:
 Basic ................................................................   $      0.81    $      0.71   $      3.52    $      2.27
=================================================================================================================================
 Diluted ..............................................................   $      0.81    $      0.70   $      3.51    $      2.26
=================================================================================================================================
 Cash dividends declared and paid .....................................   $      0.09    $      0.09   $      0.36    $      0.35
=================================================================================================================================
 Weighted average diluted shares outstanding ..........................    28,276,052     28,176,837    28,225,551     28,175,537
=================================================================================================================================

                 Downey Financial Corp. and Subsidiaries
                      Selected Financial Statistics
               (Dollars in Thousands, Except Per Share Data)

                                                             Three Months Ended            Twelve Months Ended
                                                                 December 31,                  December 31,
                                                           -----------------------     ---------------------------
                                                              2000          1999           2000            1999
                                                           -----------------------     ---------------------------
Net income by business segment:
 Banking (a) ...........................................   $  22,738     $  14,520     $    94,822     $    53,796
 Real estate investment ................................         257         5,316           4,429          10,008
                                                           -----------------------     ---------------------------
  Total net income .....................................   $  22,995     $  19,836     $    99,251     $    63,804
                                                           =======================     ===========================

Effective interest rate spread .........................        2.71%         2.59%           2.66%           2.88%
Return on average assets ...............................        0.87          0.88            0.97            0.85
Return on average equity ...............................       15.00         15.19           17.17           12.70

Loans for portfolio:
 Originations (b):
  One-to-four unit residential mortgages ...............   $ 678,656     $ 894,522     $ 2,849,941     $ 3,402,050
  One-to-four unit residential mortgages-subprime ......     211,121       316,264         404,506       1,207,702
  All other ............................................      57,901       126,756         253,529         530,129
 Repayments ............................................    (621,199)     (439,238)     (1,981,802)     (1,823,585)
Loans originated for sale ..............................     335,726       343,603       1,729,220       2,042,274

Increase in loans (including mortgage-backed securities)     437,612       845,462       1,338,290       2,957,698

Increase in assets .....................................     526,650       906,851       1,486,323       3,137,121

Increase in deposits ...................................     390,907       251,449       1,519,928       1,523,028

Increase (decrease) in  borrowings .....................     118,069       637,072        (144,208)      1,419,060


                                                           December 31,  September 30,    December 31,
                                                               2000           2000            1999
                                                           -------------------------------------------
Capital ratios (Bank only):
 Tangible capital .........                                     6.42%         6.56%           6.27%
 Core capital .............                                     6.42          6.56            6.27
 Risk-based capital .......                                    12.94         13.11           12.14

Book value per share ......                                   $22.15        $21.37          $18.91

Number of branches including in-store locations                  114           107             104

(a) In the first quarter of 2000, a $5.6 million after-tax gain was recognized from the sale of Downey Auto Finance Corp.
(b)  Includes minor amounts of loans purchased.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

                 Downey Financial Corp. and Subsidiaries
                Selected Financial Statistics - Continued
                          (Dollars in Thousands)

                                                                December 31,   September 30,    December 31,
                                                                    2000            2000            1999
                                                                --------------------------------------------
Loans held for investment:
  Loans secured by real estate:
   Residential one-to-four units ............................   $ 7,655,238     $ 7,393,275     $ 6,155,399
   Residential one-to-four units-subprime ...................     1,743,914       1,652,462       1,639,401
                                                                --------------------------------------------
    Total one-to-four units .................................     9,399,152       9,045,737       7,794,800
   Residential five or more units ...........................        19,460          19,728          21,055
   Commercial real estate ...................................       164,604         164,305         148,327
   Construction .............................................       118,165         120,179         176,487
   Land .....................................................        26,880          26,294          67,631
  Non-mortgage:
   Commercial ...............................................        21,721          23,454          26,667
   Automobile (a) ...........................................        39,614          40,303         399,789
   Other consumer ...........................................        60,653          60,362          49,344
                                                                --------------------------------------------
    Total loans held for investment .........................     9,850,249       9,500,362       8,684,100
  Increase (decrease) for:
   Undisbursed loan funds and net deferred costs and premiums         6,781           1,186         (57,419)
   Allowance for losses .....................................       (34,452)        (34,014)        (38,342)
                                                                --------------------------------------------
    Total loans held for investment, net ....................   $ 9,822,578     $ 9,467,534     $ 8,588,339
                                                                ============================================

Loans held for sale, net:
 Loans held for sale:
  One-to-four units .........................................   $   251,014     $   163,726     $   122,133
  One-to-four units-subprime ................................           558           3,050          13,872
                                                                --------------------------------------------
   Total loans held for sale ................................   $   251,572     $   166,776     $   136,005
                                                                ============================================

Loans serviced for others ...................................   $ 3,964,462     $ 4,020,931     $ 2,923,778
                                                                ============================================

Delinquent loans:
 30-59 days .................................................   $    20,191     $    23,227     $    21,934
 60-89 days .................................................        16,324           8,595           7,674
 90+ days ...................................................        30,070          28,636          21,559
                                                                --------------------------------------------
  Total delinquent loans ....................................   $    66,585     $    60,458     $    51,167
                                                                ============================================

Delinquencies as a percentage of total loans ................          0.66%           0.63%           0.58%
                                                                ============================================

Non-performing assets:
 Non-accrual loans:
  Residential one-to-four units .............................   $    20,746     $    17,976     $    15,590
  Residential one-to-four units-subprime ....................        22,296          20,389          13,914
  Other .....................................................         1,708           1,867           3,477
                                                                --------------------------------------------
   Total non-accrual loans ..................................        44,750          40,232          32,981
  Troubled debt restructure-below market rate (b) ...........           206             209            --
  Real estate acquired in settlement of loans ...............         9,942           9,161           5,899
  Repossessed automobiles ...................................            76            --               314
                                                                --------------------------------------------
   Total non-performing assets ..............................   $    54,974     $    49,602     $    39,194
                                                                ============================================

Non-performing assets as a percentage of total assets .......          0.50%           0.48%           0.42%
                                                                ============================================

(a) The decline between December 31, 1999 and September 30, 2000 primarily reflected the sale of subsidiary.
(b)  Represents one one-to-four unit residential loan.

                 Downey Financial Corp. and Subsidiaries
                Selected Financial Statistics - Continued
                         (Dollars in Thousands)

                                                                  Three Months Ended
                                                    ----------------------------------------------
                                                       December 31, 2000        December 31, 1999
                                                    ----------------------------------------------
                                                                  Average                  Average
                                                      Average      Yield/      Average      Yield/
                                                      Balance       Rate       Balance       Rate
--------------------------------------------------------------------------------------------------
Interest-earning assets:
 Loans ...........................................  $ 9,803,336     8.30%    $ 8,392,613     7.47%
 Mortgage-backed securities ......................       11,282     6.52          22,663     6.42
 Investment securities ...........................      378,359     6.58         277,453     5.88
--------------------------------------------------------------------------------------------------
  Total interest-earning assets ..................   10,192,977     8.23       8,692,729     7.42
Non-interest-earning assets ......................      341,736                  324,486
--------------------------------------------------------------------------------------------------
 Total assets ....................................  $10,534,713               $9,017,215
==================================================================================================
Transaction accounts:
 Non-interest-bearing checking ...................   $  228,353    --   %     $  181,083    --   %
 Interest-bearing checking (a) ...................      386,301     0.80         360,522     1.03
 Money market ....................................       88,956     2.84          95,234     2.79
 Regular passbook ................................      764,511     3.42         817,256     3.48
--------------------------------------------------------------------------------------------------
  Total transaction accounts .....................    1,468,121     2.16       1,454,095     2.39
Certificates of deposit ..........................    6,394,378     6.28       4,996,976     5.32
--------------------------------------------------------------------------------------------------
 Total deposits ..................................    7,862,499     5.51       6,451,071     4.66
Borrowings .......................................    1,814,189     6.34       1,836,878     5.66
Capital securities ...............................      120,000    10.14         120,000    10.14
--------------------------------------------------------------------------------------------------
 Total deposits, borrowings and capital securities    9,796,688     5.72       8,407,949     4.95
Other liabilities ................................      124,765                   86,806
Stockholders' equity .............................      613,260                  522,460
--------------------------------------------------------------------------------------------------
 Total liabilities and stockholders equity .......  $10,534,713               $9,017,215
==================================================================================================
Net interest income/interest rate spread .........                  2.51%                    2.47%
Excess of interest-earning assets over
 deposits, borrowings and capital securities .....  $   396,289               $  284,780
Effective interest rate spread ...................                  2.71                     2.59
==================================================================================================

                                                                 Twelve Months Ended
                                                    ----------------------------------------------
                                                       December 31, 2000        December 31, 1999
                                                    ----------------------------------------------
                                                                  Average                  Average
                                                      Average      Yield/      Average      Yield/
                                                      Balance       Rate       Balance       Rate
--------------------------------------------------------------------------------------------------
Interest-earning assets:
 Loans ...........................................  $ 9,514,978     7.99%     $6,937,342     7.48%
 Mortgage-backed securities ......................       15,959     6.64          26,361     6.21
 Investment securities ...........................      346,192     6.57         232,746     5.63
--------------------------------------------------------------------------------------------------
  Total interest-earning assets ..................    9,877,129     7.94       7,196,449     7.42
Non-interest-earning assets ......................      340,242                  304,779
--------------------------------------------------------------------------------------------------
 Total assets ....................................  $10,217,371               $7,501,228
==================================================================================================
Transaction accounts:
 Non-interest-bearing checking ...................  $   209,221    --   %     $  165,271    --   %
 Interest-bearing checking (a) ...................      381,269     0.92         336,604     1.04
 Money market ....................................       89,495     2.84          95,282     2.77
 Regular passbook ................................      796,212     3.50         767,238     3.42
--------------------------------------------------------------------------------------------------
  Total transaction accounts .....................    1,476,197     2.30       1,364,395     2.37
Certificates of deposit ..........................    5,814,653     5.94       4,332,897     5.18
--------------------------------------------------------------------------------------------------
 Total deposits ..................................    7,290,850     5.20       5,697,292     4.51
Borrowings .......................................    2,118,497     6.16       1,175,704     5.46
Capital securities ...............................      120,000    10.14          52,903    10.14
--------------------------------------------------------------------------------------------------
 Total deposits, borrowings and capital securities    9,529,347     5.48       6,925,899     4.71
Other liabilities ................................      110,045                   72,917
Stockholders' equity .............................      577,979                  502,412
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 Total liabilities and stockholders equity .......  $10,217,371               $7,501,228
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Net interest income/interest rate spread .........                  2.46%                    2.71%
Excess of interest-earning assets over
 deposits, borrowings and capital securities .....  $   347,782               $  270,550
Effective interest rate spread ...................                  2.66                    2.88
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

(a)  Includes amounts swept into money market deposit accounts.